Exhibit 3.2

BYLAWS

OF

LTC PROPERTIES, INC.

As Amended and Restated

August 3, 2009

ARTICLE III COMMITTEES		10

3.01	NUMBER, TENURE AND QUALIFICATION	10
3.02	DELEGATION OF POWER	10
3.03	QUORUM AND VOTING	10
3.04	CONDUCT OF MEETINGS	10
3.05	INFORMAL ACTION BY COMMITTEES	10

ARTICLE IV OFFICERS		11

4.01	ENUMERATION	11
4.02	POWERS AND DUTIES	11
4.03	REMOVAL	11
4.04	OUTSIDE ACTIVITIES	11
4.05	VACANCIES	11
4.06	CHAIRMAN OF THE BOARD	11
4.07	PRESIDENT	11
4.08	VICE PRESIDENTS	12
4.09	SECRETARY	12
4.10	TREASURER	12
4.11	ASSISTANT SECRETARIES AND ASSISTANT TREASURERS	12
4.12	SALARIES	12

ARTICLE V SHARES OF STOCK		12

5.01	CERTIFICATES OF STOCK	12
5.02	STOCK LEDGER	13
5.03	RECORDING TRANSFERS OF STOCK	13
5.04	LOST CERTIFICATE	13
5.05	CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE	13

ARTICLE VI DIVIDENDS AND DISTRIBUTIONS		14

6.01	DECLARATION	14
6.02	CONTINGENCIES	14

ARTICLE VII INDEMNIFICATION		14

7.01	INDEMNIFICATION OF OFFICERS	14
7.02	ADVANCE OF EXPENSES	14
7.03	INSURANCE	14

ARTICLE VIII NOTICES		14

8.01	NOTICES	14
8.02	SECRETARY TO GIVE NOTICE	15
8.03	WAIVER OF NOTICE	15

ARTICLE IX MISCELLANEOUS		15

9.01	BOOKS AND RECORDS	15
9.02	INSPECTION OF BYLAWS AND CORPORATE RECORDS	15
9.03	CONTRACTS	15
9.04	CHECKS, DRAFTS, ETC.	15
9.05	DEPOSITS	15
9.06	LOANS	16
9.07	FISCAL YEAR	16
9.08	REPORTS AND OTHER INFORMATION	16
9.09	BYLAWS SEVERABLE	16

ARTICLE X AMENDMENT OF BYLAWS		17

10.1	BY DIRECTORS	17
10.2	BY STOCKHOLDERS	17
10.3	EXCEPTION FOR INDEMNIFICATION	17

BYLAWS

OF

LTC PROPERTIES, INC.

As Amended and Restated

August 3, 2009

ARTICLE I

MEETINGS OF STOCKHOLDERS

1.01. PLACE. All meetings of the holders of the issued and outstanding capital stock of the Corporation (the “Stockholders”) shall be held at the principal office of the Corporation in Westlake Village, California or at such other place within the United States as shall be stated in the notice of the meeting.

1.02. ANNUAL MEETING. An annual meeting of the Stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held on the last Thursday of April, or at such other date and time as may be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held at the same time on the next succeeding business day.

1.03. SPECIAL MEETINGS. The Chairman of the Board (if any), the President or a majority of the Board of Directors may call special meetings of the Stockholders. Special meetings of Stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.  The Secretary shall inform the Stockholders who make any such request of the reasonably estimated cost of preparing and mailing a notice of the special meeting and on payment of these costs to the Corporation, the Secretary will notify each Stockholder entitled to notice of the meeting.  Unless requested by Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding twelve (12) months.  The date, time, place and record date for any such special meeting, including a meeting called at the request of Stockholders, shall be established by the Board of Directors or Officer calling the same.  See 2-502.

1.04. NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given, in accordance with Section 8.01 of these Bylaws, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.

1.05. SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

1.06. QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Stockholders, the Presiding Officer (as hereinafter defined) of the meeting, or the Stockholders present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

1.07. VOTING.  A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  Each Share (as hereinafter defined) may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to vote.  A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, by the Charter or by these Bylaws. Unless otherwise provided in the Charter, each outstanding share (a “Share”) of capital stock of the Corporation (the “Stock”), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Shares of its own Stock directly or indirectly owned by this Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

1.08. PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed by the Stockholder or by his or her duly authorized agent or attorney in fact in any manner permitted by law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

1.09. CONDUCT OF MEETINGS. The Chairman of the Board (if any) or, in the absence of the Chairman, the President, or, in the absence of the Chairman, President and Vice Presidents, a presiding officer elected at the meeting, shall preside over meetings of the Stockholders (in each case the “Presiding Officer”). The Secretary of the Corporation, or, in the absence of the Secretary, an Assistant Secretary or, in the absence of an Assistant Secretary, the person appointed by the Presiding Officer of the meeting shall act as secretary of such meeting.  The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the Presiding Officer of the meeting.  The Presiding Officer of the meeting may prescribe such rules, regulations and procedures and take such action as in the discretion of such Presiding Officer are appropriate for the proper conduct of the meeting.

1.10. TABULATION OF VOTES. At any annual or special meeting of Stockholders, the Presiding Officer shall be authorized to appoint one or more inspectors of election or Teller(s) for such meeting. The Teller(s) may, but need not, be an officer, employee or agent of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller(s) shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller(s) shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under both the Charter and these Bylaws and applicable law. The Presiding Officer may review all determinations made by the Teller(s) hereunder, and in doing so the presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the Teller(s).

1.11. INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate counterparts.

1.12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding Officer shall order or any Stockholder shall demand that voting be by ballot.

1.13. ADVANCE NOTICE OF CERTAIN MATTERS.

1.13.1. Matters (other than nominations of candidates for election as directors of the Corporation) may be properly brought before any annual meeting of Stockholders only (i) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof or (ii) by any holder of record (both as of the time notice of such matter is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation’s capital stock entitled to vote at such annual meeting who complies with the notice procedures of this Section 1.13.  Any Stockholder who seeks to bring any matter before any annual meeting, or his representative, must be present in person at the annual meeting. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only as provided in Section 2.04.3.

Matters, other than matters brought before an annual meeting by, or at the direction of, the Board of Directors or a duly authorized committee thereto, shall be brought before the meeting only pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 1.13. To be timely, a Stockholder’s notice shall be delivered to, or  mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the first anniversary of the last annual meeting of Stockholders. Each such Stockholder notice shall set forth (i) as to each matter the Stockholder proposes to bring before the annual meeting, (a) a brief description of the matter desired to be brought before the annual meeting and the reasons for bringing such matter before the annual meeting and (b) any material interest of the Stockholder in such matter; and (ii) as to the Stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such Stockholder and any other Stockholders known by such Stockholder to be supporting the bringing of such matter before the annual meeting as of the date of such Stockholder notice and (b) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such Stockholder on the date of such Stockholder’s notice and by any other Stockholders known by such Stockholder to be supporting the bringing of such matter before the annual meeting as of the date of such Stockholder’s notice.

1.13.2. If the Board of Directors, or a designated committee thereof, determines that notice of any matter proposed to be brought before an annual meeting by any Stockholder was not timely given in accordance with the terms of this Section 1.13, or the information provided in a Stockholder’s notice does not satisfy the informational requirements of this Section 1.13 in any material respect, then the Board of Directors or such committee, as the case may be shall declare that such matter shall not be considered at the annual meeting in question; provided, however, if such Stockholder’s notice was duly received at least 15 days in advance of the last date on which such notice could have been timely given, then the Secretary of the Corporation shall, within 10 days after the Secretary’s receipt of such notice, notify such Stockholder of the deficiency in the notice. Such Stockholder receiving such notice from the Secretary shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the Stockholder, as the Board of Directors such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the Stockholder, together with information previously provided, does not satisfy the requirements of this Section 1.13 in any material respect, then the Board of Directors shall declare that the matter proposed by the Stockholder shall not be considered at the annual meeting in question,

1.13.3. If neither the Board of Directors nor such committee makes a determination as to the validity of any matter proposed to be brought before any annual meeting by a Stockholder as set forth above, the Presiding Officer of the annual meeting shall determine and declare at the annual meeting whether the Stockholder complied with the terms of this Section 1.13 with respect to such matter. If the Presiding Officer determinates that the Stockholder complied with the terms of this Section 1.13 with respect to such matter, he shall so declare at the annual meeting and such matter shall be brought before the annual meeting. If the Presiding Officer determines that the Stockholder did not comply with the terms of this Section 1.13 with respect to such matter, he shall so declare at the annual meeting and such matter shall not be brought before the annual meeting.

1.13.3. Notwithstanding the foregoing provisions of this Section 1.13, a Stockholder shall also comply with all applicable requirements of state law and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13.  Nothing in this Section 1.13 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE II

DIRECTORS

2.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

2.02. OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law. The Board of Directors, each Director, and the agents, Officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation; none of them has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law) that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or that the Corporation is considering such investment opportunity. If such interest comes to the interested Director’s attention after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.

2.03. OUTSIDE MANAGEMENT. The Board of Directors may delegate some or all of the duties of management of the assets and the administration of the Corporation’s day-to-day business operations to one or more advisors pursuant to a written contract or contracts approved by the Board of Directors.

2.04. NUMBER, TENURE, QUALIFICATION, NOMINATION AND ELECTION.

2.04.1 The number of Directors of the Corporation shall be six (6), unless a majority of the Board of Directors establishes some other number not less than three (3) and not more than nine (9). Notwithstanding the foregoing, upon the occurrence of a default in the payment of dividends on any class or series of preferred stock, or any other event, which will entitle the holders of any class or series of preferred stock to elect additional directors of the Corporation, the number of directors of the Corporation will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of preferred stock (even if the resulting number of directors is more than 9), and such increase in the number of directors shall remain in effect for so long as the holders of such class or series of preferred stock are entitled to elect such additional directors.

2.04.2 The Stockholders shall elect the number of Directors so established, if and to the extent there are nominees duly nominated in accordance with these Bylaws. Ballots bearing the names of all the persons who have been duly nominated for election as directors at an annual meeting of Stockholders in accordance with the procedures set forth in this Section 2.04 shall be provided for use at the annual meeting.

2.04.3 Nominations of candidates for election as Directors of the Corporation at any annual meeting of Stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof (which committee in the case of any nomination of a director who is to be an Independent Director (as hereinafter defined) shall have a majority of Independent Directors) or (ii) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation’s capital stock entitled to vote at such annual meeting who complies with the notice procedures of this Section 2.04. Any Stockholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as Directors at an annual meeting.  An Independent Director shall be a Director who meets the requirement of “independent” under the rules of the New York Stock Exchange or other national securities exchange on which the Shares of common stock of the Corporation are then listed.

Nominations, other than those made by, or at the direction of, the Board of Directors or a duly authorized committee thereto, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.04. To be timely, a Stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the first anniversary of the last annual meeting of Stockholders. Each such Stockholder notice shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director and as to the Stockholder giving the notice (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such Stockholder notice, (d) such nominee’s consent to serve as a Director if elected and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Corporation’s counsel, in the exercise of his  or her discretion; and (ii) as to the Stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such Stockholder and any other Stockholders known by such Stockholder to be supporting such nominees and (b) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such Stockholder on the date of such Stockholder notice and by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder notice. At the request of the Board of Directors or a committee appointed by it, any persons nominated by, or at the direction of, the Board or such committee for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.

2.04.4 If the Board of Directors, or a designated committee thereof, determines that any Stockholder nomination was not timely made in accordance with the terms of this Section 2.04, or the information provided in a Stockholder’s notice does not satisfy the informational requirements of this Section 2.04 in any material respect, then the Board of Directors or such committee, as the case may be, shall reject such Stockholder nomination and such nomination shall not be considered at the annual meeting in question; provided, however, if such Stockholder’s notice was duly received at least 15 days in advance of the last date on which such notice could have been timely made, then the Secretary of the corporation shall, within 10 days after the Secretary’s receipt of such notice, notify such Stockholder of the deficiency in the notice. Such Stockholder receiving such notice from the Secretary shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the Stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the Stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.04 in any material respect, then the Board of Directors shall reject such Stockholder’s nomination and such nomination shall not be considered at the annual meeting in question.

2.04.5 If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a Stockholder as set forth above, the Presiding Officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 2.04. If the Presiding Officer determines that a nomination was made in accordance with the terms of this Section 2.04, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the Presiding Officer determines that a nomination was not made in accordance with the terms of this Section 2.04, he shall so declare at the annual meeting and such nomination shall be disregarded.

2.05. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than these Bylaws or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if any), the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

2.07. NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with Section 8.01, by written notice delivered personally or by electronic mail, telegraphed or telecopied to each Director at his or her business or residence at least twenty-four (24) hours, or by mail at least five (5) days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute or these Bylaws.

2.08. QUORUM. A majority of the Directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, however that a quorum for transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall consist of a majority of the Directors, including a majority of the Independent Directors, then in office.

2.09. VOTING. Except as otherwise required by law or by the Charter, the act of a majority of Directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors, except that no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of the Board unless a majority of the Independent Directors on the Board vote for such act.

2.10. CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board (if any), or in the absence of the Chairman of the Board by the President (if a member of the Board of Directors), or, in the absence of the Chairman of the Board or the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding Officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and  participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes.

2.11. RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified herein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

2.12. VACANCIES. A vacancy which arises through the death, resignation or removal of a Director or as a result of an increase by the Board of Directors in the number of Directors may be filled by the vote of a majority of the remaining Directors, even if such majority is less than a quorum, and a Director so elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of Stockholders and until his successor shall be duly elected and qualified.

2.13. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by all of the Directors and such consent is filed with the minutes of proceedings of the Board of Directors. Consents may be signed or given by different Directors on separate counterparts.

2.14. COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

2.15. TELEPHONIC MEETINGS.  Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

ARTICLE III

COMMITTEES

3.01. NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors. If any committee may take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has or may have any interest, a majority of the members of such committee shall be Independent Directors, except that any such committee consisting of only two Directors may have one Independent Director and one Director who is not an Independent Director.

3.02. DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the Maryland General Corporation Law.

3.03. QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee, except that no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of any committee unless a majority of the Independent Directors on the committee vote for such act.

3.04. CONDUCT OF MEETINGS. Each committee shall designate a presiding Officer of such committee, and if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

3.05. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by all members of the committee and such consent is filed with the minutes of proceedings of such committee. Consents may be signed or given by different members on separate counterparts.

ARTICLE IV

OFFICERS

4.01. ENUMERATION. The Officers of the Corporation shall consist of a President, a Treasurer and a Secretary, and may also consist of a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other Officers as the Board of Directors may from time to time elect or appoint.

4.02. POWERS AND DUTIES. The President, Treasurer and Secretary of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of such Officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may elect or appoint such other Officers as they determine at any time. Each Officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided, or until the office to which he is elected (if other than that of President, Treasurer or Secretary) is terminated by the Board of Directors. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an Officer or agent shall not of itself create contract rights between the Corporation and such Officer or agent.

4.03. REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The fact that a person is elected or appointed to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.

4.04. OUTSIDE ACTIVITIES. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law as if the Officer or agent were a Director of the Corporation) that an Officer or an agent has in any investment opportunity presented to the Corporation must be disclosed by such Officer or agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Officer or agent becomes aware of such interest or that the Corporation is considering such investment opportunity. If such interest comes to the attention of the interested Officer or agent after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.

4.05. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

4.06. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the Stockholders and of the Board of Directors. The Chairman of the Board may sign and execute all authorized deeds, mortgages, bonds, contracts or other instruments in the name of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

4.07. PRESIDENT. Unless the Board of Directors shall otherwise determine in favor of the Chairman of the Board or any other Officer of the Corporation, the President shall be the Chief Executive Officer and general manager of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may sign any deed, mortgage, bond, contract or other instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be  required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.08. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

4.09. SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder that shall be furnished to the Secretary by such Stockholder and have general charge of the Stock Ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (vii) perform all the duties generally incident to the office of secretary of a corporation.

4.10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a Custodian to perform some or all of the duties of the Treasurer, and if a Custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such Custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such Custodian. The Custodian shall not be an Officer of the Corporation.

4.11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers (if any) (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective Officer’s absence and (ii) shall perform such duties as shall be assigned to him or her by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.

4.12. SALARIES. The salaries, if any, of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary, if any, by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V

SHARES OF STOCK

5.01. CERTIFICATES OF STOCK.  Except as otherwise provided in these Bylaws, this Section 5.01 and the other sections of Article V of these Bylaws shall not be interpreted to limit the authority of the Board of Directors to authorize the issuance of some or all of the Shares of any or all classes or series of the Company’s Stock without certificates.  Each Stockholder shall be entitled to a certificate for the Shares of Stock of the Corporation held by such Stockholder, other than Shares of such Stock issued without certificates pursuant to authorization of the Board of Directors, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman, President, or any Vice President and countersigned by the Treasurer, Secretary, or any Assistant Treasurer or Assistant Secretary. The Corporation seal and the signatures by Corporation officers may be facsimile if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

5.02. STOCK LEDGER. The Corporation shall maintain at its principal office in Westlake Village, California (or any subsequent address selected by the Board of Directors) or at the office of its counsel, accountants or transfer agent, an original or duplicate Stock Ledger containing the names and addresses of all the Stockholders and the number of shares of each class held by each Stockholder. The Stock Ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection. Such system shall include provisions for notice to acquirers of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the Maryland General Corporation Law, and Section 8-204 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the Stock Ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or Officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.

5.03. RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, Shares shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other documents reasonably requested by the Corporation, and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such documents, the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the Maryland General Corporation Law and Section 8-204 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

5.04. LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

5.05. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

5.5.1. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

5.5.2. If, in lieu of fixing a record date, the stock transfer books are closed by the Board of Directors in accordance with Section 2-511 of the Maryland General Corporation Law for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

5.5.3. If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of and rights shall be at  the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

5.5.4. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS

6.01. DECLARATION. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, limited only to the extent of Section 2- 311 of the Maryland General Corporation Law. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.

6.02. CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

INDEMNIFICATION

7.01 INDEMNIFICATION OF OFFICERS. Unless the Directors otherwise determine prospectively in the case of any one or more specified officers, all persons elected or appointed by the Directors as an officer of the Corporation shall be entitled to indemnification by the Corporation on account of matters resulting in their capacity as an officer to the same extent provided with respect to Directors by the Charter.

7.02. ADVANCE OF EXPENSES.  To the maximum extent permitted by applicable law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Director or Officer who is entitled to indemnification under Article TWELFTH of the Charter or Section 7.01 of these Bylaws, or under Maryland law.

7.03. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person entitled to indemnification, or whom the Corporation may indemnify, under ARTICLE TWELFTH of the Charter  or Section 7.01 of these Bylaws, or under Maryland law, against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability. The rights to indemnification set forth in the Charter or in the Bylaws are in addition to all rights which any indemnified person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each indemnified person.

ARTICLE VIII

NOTICES

8.01. NOTICES. Whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, at the principal office of the Corporation, 31365 Oak Crest Drive, Suite 200, Westlake Village, California 91361 (or any subsequent address selected by the Board of Directors notice of which is given to the Stockholders), attention President, or if to a Stockholder, Director or Officer, at the address of such person as it appears on the books of the Corporation or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time the same shall be thus mailed.  Notices to Directors or Officers may also be given by electronic mail, telegraph or telecopy.

8.02. SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary of the Corporation. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

8.03. WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such waiver shall be filed with the records of the meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX

MISCELLANEOUS

9.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of executive or other committee when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

9.02. INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the accounting books and records, including the stock register, of the Corporation, the minutes of proceedings of the Stockholders, the Board of Directors and committees thereof, annual statements of affairs and any Shareholders’ or voting trust agreements on record shall be open to inspection upon the written demand on the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a Stockholder or as the holder of such voting trust certificate, in each case to the extent permitted by the Maryland General Corporation Law.

9.03. CONTRACTS. In addition to the provisions of these Bylaws relating to the authority of any specified Officer, the Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

9.04. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

9.05. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

9.06. LOANS.

9.6.1. Such Officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such  terms and conditions, as the Board of Directors from time to time has designated; and (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; and (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those Officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.

9.6.2. From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm, or person so designated, the signatures of the Officers or agents so authorized. Each bank, trust company, institution, corporation, firm, or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those Officers or agents.

9.07. FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending December 31.

9.08. REPORTS AND OTHER INFORMATION.

9.8.1. Not later than 120 days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant. The Board of Directors of the Corporation shall also cause to be sent to the Stockholders such other information as may be necessary to enable the Stockholders to prepare their respective state and federal income tax returns.

9.8.2. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deem proper or as the Officers of the Corporation in good faith deem is required by law or by good corporate practices.

9.8.3. Any distributions to Stockholders of income, capital gains or a return of capital assets shall be accompanied by a written statement disclosing the source of the funds distributed unless at the time of distribution they are accompanied by a written explanation of the relevant circumstances. The statement as to such source shall be sent to the Stockholders not later than sixty (60) days after the close of the fiscal year in which the distributions were made.

9.09. BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

ARTICLE X

AMENDMENT OF BYLAWS

10.1. BY DIRECTORS. To the fullest extent permitted by the Maryland General Corporation Law the Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.

10.2. BY STOCKHOLDERS. The Stockholders shall have the power, at any annual meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, with the approval of Stockholders holding in excess of 66 2/3% of all outstanding Shares of Stock to alter or repeal any Bylaws of the Corporation and to make new Bylaws.

10.3. EXCEPTION FOR INDEMNIFICATION. No amendment or repeal of any Charter provision, Bylaw provision or provision of any resolution of the Board of Directors or other contractual obligation of the Corporation affording indemnification by the Corporation to any person shall be effective so as to deprive such person from the right to indemnification on account of all matters occurring or arising prior to such amendment or repeal without the consent of such indemnified person.

FIRST AMENDMENT

TO

BYLAWS

OF

LTC PROPERTIES, INC.

(As Amended and Restated

August 3, 2009)

The Board of Directors (the "Board") of LTC Properties, Inc., a Maryland corporation (the "Corporation"), at a duly convened meeting of the Board where a quorum was present, by unanimous vote of the directors present at such meeting and in accordance with the Bylaws of the Corporation, as amended and restated on August 3, 2009 (the "Bylaws"), and the Maryland General Corporation Law, approved and adopted on February 10, 2015 the following amendment to the Bylaws to be effective on February 10, 2015.

Section 1.07 of Article I of the Bylaws is hereby amended by deleting such Section 1.07 of Article I in its entirety and replacing it with the following:

1.07.  VOTING.

1.07.1.  A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except as otherwise provided in this Section 1.07 with respect to the election of Directors, unless more than a majority of the votes cast is specifically required by statute, by the Charter or by these Bylaws.

1.07.2.  Except as otherwise provided in the Charter with respect to Directors to be elected by the holders of any class or series of preferred stock of the Corporation and in these Bylaws with respect to the filling of vacancies on the Board of Directors, each Director shall be elected by a majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present and Directors are to be elected; provided,  however, that Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders duly called and at which a quorum is present and Directors are to be elected if, in connection with such meeting (i) the Secretary of the Corporation shall have received one or more notices that a Stockholder has nominated or proposes to nominate a person or persons for election as a Director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 2.04 of these Bylaws, irrespective of whether the Board of Directors thereafter determines that any such notice(s) is not in compliance with such requirements, and (ii) as of the fourteenth (14th) day preceding the date on which notice of such meeting of Stockholders is first mailed or otherwise given in accordance with applicable law to the Stockholders of the Corporation, such nomination or proposed nomination has not been withdrawn by such Stockholder and would thereby cause the number of nominees and proposed nominees to exceed the number of Directors to be elected at such meeting, as determined by the Secretary of the Corporation, irrespective of whether such nomination or proposed nomination is thereafter withdrawn by such Stockholder (a “Contested Election”). If the Directors are to be elected by a plurality of the votes cast pursuant to the provisions of the immediately preceding sentence, Stockholders shall not be permitted to vote “against” any one or more nominees but shall only be permitted to vote “for” one or more nominees or withhold their votes with respect to one or more nominees.  For purposes hereof, a majority of the votes cast means the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that Director nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that Director nominee.

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1.07.3.  If, in any election of Directors of the Corporation which is not a Contested Election, an incumbent Director does not receive a majority of the votes cast and therefore is not re-elected, such incumbent Director shall promptly tender his or her resignation as a Director, subject to acceptance thereof by the Board of Directors, for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board of Directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign.  Any incumbent Director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board of Directors regarding such tendered resignation.  The Nominating and Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation.  Within ninety (90) days after the date on which certification of the Stockholder vote on the election of Directors is made, the Board of Directors will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission or by other public announcement.  If any Director's tendered resignation is not accepted by the Board of Directors, such Director will continue to serve until the next annual meeting of Stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation or removal.  If any Director's tendered resignation is accepted by the Board of Directors, then such Director will thereupon cease to be a Director of the Corporation, and the Board of Directors, in its sole discretion, may fill the resulting vacancy or decrease the size of the Board of Directors, in each case pursuant to the provisions of the Charter, these Bylaws and applicable law.

1.07.4.  Each outstanding share (a “Share”) of capital stock of the Corporation (the “Stock”) may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to vote.  Unless otherwise provided in the Charter, each Share of Stock, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders.  Shares of its own Stock directly or indirectly owned by this Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

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